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                                                                    EXHIBIT 10.8

                               SUBLEASE AGREEMENT


         This Sublease Agreement (Sublease) is made and entered into as of the 1st day of July, 1996, between Equibond, Inc., a California corporation (hereinafter called "Sublessor"), and National Bancshares Corporation of Texas, a Texas corporation (hereinafter called "Sublessee"):

                                   ARTICLE 1.
                                  PRIME LEASE

         1.1 Sublease Subject to Prime Lease. This Sublease is subject and subordinate to that certain office lease ("Lease") dated June 8, 1994, and executed by and between 100 Wilshire Associates (hereinafter called the "Prime Lessor"), as landlord and Sublessee, as tenant. Said Lease was assigned to Sublessor by Sublessee, and consented to by Prime Lessor, by and through an Assignment, Assumption and Consent, effective July 1, 1996 ("Assignment"). The Lease, as assigned by the Assignment, is hereinafter called the "Prime Lease". A copy of the Lease and the Assignment are attached hereto as Exhibit "A" and made a part hereof for all purposes as if fully set forth herein.

         1.2 Compliance with Prime Lease. With the exception of the obligation to pay Base Rental pursuant to Section 8 of the Prime Lease and to pay Operating Expenses pursuant to Section 9 thereof, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Prime Lease which relates to, or are properly allocated to, the Leased Premises, including, without limitation, all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from Sublessee's failure to pay same when due thereunder. Sublessee agrees that whenever the consent of Prime Lessor is required under the terms of the Prime Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Prime Lessor prior to taking such action. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Prime Lessor that might affect Sublessor in any manner and further agrees, notwithstanding
Section 9.3 to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Prime Lessor within any time periods set forth in the Prime Lease.

         1.3 Services. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Lease (subject to all the provisions, restrictions and conditions imposed of the Prime Lease). Sublessor
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to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Prime Lease with respect thereto.

         1.4 Exercise of Rights and Remedies Under Prime Lease. Sublessee shall not have the right to exercise any of Sublessor's options or elections permitted or authorized under the Prime Lease, or to institute any action or proceeding against Prime Lessor for the enforcement of the Prime Lease. If Prime Lessor shall default in the performance of any of its obligations under the Prime Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Prime Lease and obtain Prime Lessor's compliance with its obligations thereunder.

                                   ARTICLE 2.
                             DEMISE AND DESCRIPTION

         2.1 Demise of Leased Premises. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term herein set forth, all of Sublessor's right, title and interest in and to the use and occupancy of the premises leased by Sublessor under the Prime Lease, same being approximately 1,429 square feet of rentable area located on floor 17 in the building known as the 100 Wilshire Building, as shown outlined on Exhibit "A", to the Prime Lease (herein called the "Leased Premises").

         2.2 Condition of the Leased Premises. Tenant acknowledges and agrees that it has inspected the Leased Premises and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS."

         2.3 DISCLAIMER OF WARRANTIES. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR PRIME LESSOR HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE LEASED PREMISES OR AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND PRIME SUBLESSOR EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.4 HEREOF, SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY PRIME LESSOR OF ITS OBLIGATIONS UNDER THE PRIME LEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR





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OBLIGATIONS HEREUNDER OR BY PRIME LESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE
PRIME LEASE, WHETHER EXPRESS OR IMPLIED.

                                   ARTICLE 3.
                         TERM; SURRENDER OF POSSESSION

         3.1 Term. Unless the Prime Lease is terminated sooner pursuant to the terms thereof, the term of this Sublease ("Term") shall be for the period commencing on July 1, 1996 and ending on December 31, 1999.

         3.2 Surrender of Leased Premises. At the termination of this Sublease, by lapse of time or otherwise, Sublessee shall deliver up the Leased Premises to Sublessor in as good condition as existed on the date of possession by Sublessee, ordinary wear and tear and casualty damage excepted. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Leased Premises.

         3.3 Holding Over. In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, Sublessee shall pay as liquidated damages the greater of (i) double the amount of all base rental and additional rental which was payable by Sublessee immediately prior to such expiration or termination, and (ii) the then current market rental for the Leased Premises, pro rated on a daily basis for the entire holdover period.

                                   ARTICLE 4.
                                      RENT

         4.1 Base Rental. Sublessee hereby agrees to pay an annual base rental of Twenty-Nine and 40/100 Dollars ($29.40) per square foot of net rentable area within the Leased Premises. Sublessee shall pay such base rental to Sublessor monthly without demand, for each and every month during the Term, in installments of Three Thousand Five Hundred and No/100 Dollars ($3,500.00).

         4.2 Additional Rental. Sublessee shall also pay to Sublessor monthly as additional rental the pro rata amount, if any, of the operating expenses charged to Sublessor pursuant to Section 9 of the Prime Lease for any month during the Term which are properly allocated to the Leased Premises. In addition, Sublessee's rent shall be reduced to the extent the Sublessor's rent is reduced or abated under the terms of the Primary Lease, on a pro rata basis using the square footage used by the Sublessee compared to the total square footage under the Prime Lease.

         4.3 Payment of Rentals. Each monthly installment of base rental and additional rental due to Sublessor under this Sublease shall be payable by Sublessee on the first day of each calendar month at Sublessor's address herein set forth or at such other





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place as Sublessor shall designate in writing from time to time.  If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated based on the actual number of days during such month or year occurring within the Term.

                                   ARTICLE 5.
                                QUIET ENJOYMENT

         5.1 Covenant of Quiet Enjoyment. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Leased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Prime Lease.

         5.2     Limitation.  It is understood and agreed that the provision of
Section 5.1 and any and all other covenants of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors only with respect to breaches occurring during its and their respective ownership of the Sublessor's interest hereunder. This Sublease is subject to and subordinate to all matters of public record in Los Angeles, California.

                                   ARTICLE 6.
                           ASSIGNMENT AND SUBLETTING

         6.1 Restriction. Sublessee shall not, without the prior written consent of Sublessor, which may not be unreasonably withheld, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

         6.2 Consent Subject to Prime Lessor Approval. Sublessor's consent to any proposed assignment or subletting may be given subject to the further consent of Prime Lessor.

                                   ARTICLE 7.
                        INDEMNIFICATION AND EXCULPATION

         7.1 Indemnity. Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims,





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demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Leased Premises by Sublessee or Sublessee's employees, agents, contractors, licensees and invitees, including any such costs, expenses, fines, suits, claims, demands, liabilities and actions which are attributable in whole or in part to the negligence of Sublessor, its employees, agents, contractors, licensees or invitees.

         7.2 Exculpation. Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Leased Premises except as Sublessor's own negligence may contribute thereto.

                                   ARTICLE 8.
                             DEFAULTS AND REMEDIES

         8.1 Default by Sublessee; Remedies of Sublessor. In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Prime Lessor against Sublessor under the Prime Lease if such breach were by Sublessor thereunder.
If Sublessee defaults in the performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys' fees.

                                   ARTICLE 9.
                                 MISCELLANEOUS

         9.1 Amendment. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

         9.2 Headings; Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

         9.3 Notices. Subject to Article 1.2 hereof, all notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested, if to:





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                 Sublessor:            Equibond, Inc.
                                       100 Wilshire Boulevard, Suite 1700
                                       Santa Monica, California  90401
                                       Attention: Jay H. Lustig


                 Sublessee:            National Bancshares Corporation of Texas
                                       P.O. Box 1511
                                       Laredo, Texas  78042
                                       Attention: Mr. Marvin E. Melson


or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

         9.4 Successors and Assigns. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

         9.5 Time of the Essence. Time is of the essence in the performance by Sublessee of its obligations hereunder.

         9.6 Remedies Cumulative; Applicable Law. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

         9.7 Entire Agreement. The terms and provisions of all schedules and exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

         9.8     Authority.  Sublessee warrants, represents and covenants that
(a) it is a duly organized and existing legal entity under the laws of the state in which it is organized, and in good standing in the State of Texas, (b) it has full right and authority to execute, deliver and perform this Sublease,
(c) the person executing this Sublease on behalf of Sublessee was authorized to do so, and (d) upon request of Sublessor, Sublessee will deliver to Sublessor satisfactory evidence of the due authorization, execution and delivery of this Sublease by Sublessee.

         9.9 Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to





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any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

         9.10 No Recording. This Sublease (including any exhibits hereto) shall not be recorded without the prior written consent of Sublessor.

         9.11 Parking. Sublessee shall be entitled to utilize the parking privileges provided to Sublessor pursuant to Section 5 of the Prime Lease, for which Sublessee shall reimburse Sublessor monthly, together with the payment of rentals pursuant to Section 4.3 above, the amount which sublessor is billed therefor pursuant to the Prime Lease.

         9.12 Prime Lessor's Consent Required. Sublessee acknowledges that, pursuant to the provisions of the Prime Lease, Sublessor is required to obtain Prime Lessor's written consent to this Sublease, and accordingly, that the obligations of Sublessor hereunder are expressly subject to Sublessor obtaining such consent.

         9.13 Common Areas. Sublessee shall have the non-exclusive right, in common with others, to use the common areas in and adjacent to the Leased Premises pursuant to Section 2 of the Prime Lease.

         9.14 Cancellation of Agreement. The agreement entered into as of March 1, 1995, between National Bancshares Corporation of Texas and Equibond, Inc. is hereby cancelled as of the date of this Sublease Agreement.

         9.15 Security Rent Deposit. Sublessor acknowledges that a six-month security rent deposit ("Deposit") in the amount of Twenty-One Thousand and No/100 Dollars ($21,000.00) has been paid by Sublessee to Sublessor and shall be placed by Sublessor in an interest-bearing account as security for the payment of rent by Sublessee. Said Deposit, plus all interest accrued, shall be promptly returned to Sublessee upon the expiration of this Sublease provided Sublessee has paid all rent due hereunder.





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         IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

                                              SUBLESSOR:

                                              EQUIBOND, INC.


                                              By:     /s/ Jay H. Lustig
                                              Name:   Jay H. Lustig
                                              Title:  President


                                              SUBLESSEE:

                                              NATIONAL BANCSHARES CORPORATION
                                              OF TEXAS


                                              By:     /s/ Marvin E. Melson
                                              Name:   Marvin E. Melson
                                              Title:  President



CONSENTED AND AGREED
this ____ day of ____________, 1996:

PRIME LESSOR

100 WILSHIRE ASSOCIATES


By:_______________________________
Name:_____________________________
Title:____________________________





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